UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 24, 2010

Heron Lake BioEnergy, LLC

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-51825	41-2002393
(Commission File Number)	(I.R.S. Employer Identification No.)

91246 390th Avenue Heron Lake, MN	56137-1375
(Address Of Principal Executive Offices)	(Zip Code)

(507) 793-0077

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 through 4 and 6 through 9 are not applicable and therefore omitted.

ITEM 5.02                                      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On November 24, 2010, the Board of Governors appointed Lucas Schneider to serve as the Company’s Chief Financial Officer, effective December 1, 2010.  Concurrently with Mr. Schneider’s appointment, the Company’s Letter Agreement with CFO Systems, LLC (“CFO Systems”) and Brett L. Frevert dated November 20, 2008, whereby CFO Systems provided financial and consulting services to the Company (the “Letter Agreement”), will be terminated.  Mr. Frevert’s service as the Company’s Interim Chief Financial Officer will end concurrently with the Company’s termination of the Letter Agreement.

Mr. Schneider, age 29, served as the Senior Accountant of the Company since November 2008, during which time he was responsible for the Company’s corporate accounting and SEC reporting functions.  From March 2008 to November 2008, Mr. Schneider served as a Staff Accountant with the Company.  Prior to joining the Company, Mr. Schneider was a Staff Accountant at Gerber and Haugen, an accounting firm located in Slayton, Minnesota, from April 2007 to March 2008.  From August 2004 to April 2007, Mr. Schneider was a Staff Accountant at M L Grams & Associates, an accounting firm located in Westbrook, Minnesota.  Mr. Schneider holds a Bachelor of Science degree from Southwest Minnesota State University in Marshall, Minnesota.

In connection with Mr. Schneider’s appointment as the Company’s Chief Financial Officer, Mr. Schneider’s annual base salary will be $72,500, subject to an adjustment on April 1, 2011 and annual adjustments thereafter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HERON LAKE BIOENERGY, LLC

	By:	/s/ Robert J. Ferguson
Robert J. Ferguson
Chief Executive Officer

Date: November 30, 2010